Exhibit 10.2(b)

Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

MASTER SUPPLY AGREEMENT

This Master Supply Agreement is entered into and effective as of April 1, 2024 (the “Effective Date”) by and between Roche Diagnostics Corporation, an Indiana corporation with its principal offices at 9115 Hague Road, Indianapolis IN 46250 (“Roche”) and Caris MPI, Inc., a Texas corporation with its principal offices at 750 West John Carpenter Freeway, Suite 800, Irving, Texas 75039 (“Customer”). This Master Agreement sets forth the terms and conditions under which Customer agrees to purchase and/or use, equipment, products and/or services from the Roche Sequencing division that may be identified on the attached schedules and exhibits (“Schedules”) that are agreed upon by the Parties pursuant to this Master Agreement.

A.	DEFINITIONS

For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Article A.

1.    “Affiliate” means (a) an organization, which directly or indirectly controls a Party to this Agreement; (b) an organization, which is directly or indirectly controlled by a Party to this Agreement; or (c) an organization, which is controlled, directly or indirectly, by the ultimate parent company of a Party. Control as per (a) to (c) is defined as owning more than fifty percent of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization. With respect to Roche, the term “Affiliate” shall not include Chugai Pharmaceutical Co. Ltd., 1-1, Nihonbashi-Muromachi 2-chome, Chuo-ku Tokyo, 103-8324, Japan (“Chugai”) and Foundation Medicine, Inc., 150 Second Street, Cambridge, MA 02141, USA (“FMI”) and their respective subsidiaries, unless Roche opts for such inclusion of Chugai and/or FMI and their respective subsidiaries by obtaining prior written consent from Customer.

2.	“Agreement” or “Master Agreement” means this Master Supply Agreement, including all Schedules, between Roche and Customer.

3.    “Calendar Year” means for any given year the period beginning on January 1 and ending on December 31.

4.    “Confidential Information” means any and all of the following information of Roche (and/or its Affiliates) or Customer (and/or its Affiliates) (each, a “Disclosing Party”) that may be hereafter disclosed by or on behalf of a Disclosing Party in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by such Disclosing Party to the other Party (the “Receiving Party”): (a) all information that is a trade secret under applicable trade secret law or other legal principles; (b) all information concerning product specifications, formulations, and other specific and proprietary product information, including pricing; and (c) all information concerning the business and affairs of the Disclosing Party that is marked as confidential, or a reasonable person would consider to be confidential. For purposes of this Master Agreement, “Roche Confidential Information” shall mean Confidential Information that is disclosed hereunder by or on behalf of Roche and/or its Affiliates, and “Customer Confidential Information” shall mean Confidential Information that is disclosed hereunder by or on behalf of Customer and/or its Affiliates.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

5.    “Party” or “Parties” means Roche and Customer, which are collectively referred to as “Parties” and each individually as a “Party.”

6.    “Product(s)” means the products, raw materials, and reagents detailed in each Schedule to this Master Agreement.

7.    “Purchase Order” means the firm, written orders (whether verbal, hard copy or electronic form) for the purchase, manufacturing and/or delivery of the Product(s) submitted by Customer to Roche.

8.    “Quality Claim” means a written notice delivered by Customer to Roche alleging that Products delivered to Customer (a) have suffered damage in transit, (b) do not match the quantities ordered, (c) fail to meet Specifications upon completion of Quality Testing, or (d) contain a Latent Defect.

9.    “Schedule” means each Schedule attached to this Master Agreement, including any and all attachments and exhibits thereto.

10. “Specifications” means the Roche description of the characteristics of a certain Product as set forth in the Certificate of Analysis (“CoA”) unless otherwise noted in the applicable Schedule or Exhibit.

B.	GENERAL TERMS AND CONDITIONS

1.	SCOPE OF MASTER AGREEMENT AND APPLICATION TO SCHEDULES. The terms and conditions contained in this Master Agreement shall govern each Schedule entered into by the Parties, unless a Schedule specifically provides otherwise.

2.	PURCHASE ORDERS AND SHIPMENTS. Once a Purchase Order has been delivered to Roche, Roche will review each such Purchase Order, and such Purchase Order is presumed approved, unless Roche rejects such Purchase Order within forty-five (45) days. Each Purchase Order, once approved, shall constitute a binding obligation upon Customer and Roche. Roche will ship the Products specified to the facility specified by Customer in the applicable Purchase Order, which shall be located in the continental United States (the “Designated Facility”). Shipment dates shall be subject to standard lead times as set forth in the applicable Schedule. Customer is responsible for insurance on and damage to the Products immediately upon delivery to Customer’s Designated Facility. All freight, shipping, processing and special delivery charges shall be included on Roche’s invoices to Customer, and Customer agrees to pay same.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

3.	PRICING. The price for each Product is set forth in the applicable Schedule. Pricing is firm for the initial [***] of the Term. Thereafter, Roche reserves the right to increase pricing up to [***] per year. Price decreases may be considered with increased minimum order quantities as agreed upon by the Parties in this Agreement.

4.	MINIMUM ORDER QUANTITIES: The Products can only be ordered in the minimum quantities specified in the applicable Schedule.

5.	FORECASTS. [***].

6.	PRODUCT QUALITY.

a.	After delivery of a shipment of Products to Customer’s Designated Facility, Customer shall have (i) five (5) business days to determine whether the Products have been damaged in transit or fail to meet the quantities of Products ordered and submit a Quality Claim based thereon, and (ii) thirty (30) days to determine whether the Products conform to Specifications by undertaking visual inspections and commercially reasonable testing to determine conformity (“Quality Testing”) and submit a Quality Claim based thereon. After thirty (30) days have passed following delivery of Products to Customer’s Designated Facility without receipt of a Quality Claim, the Products shall be deemed to meet the Specifications, unless a Latent Defect (as defined below) is discovered. Thereafter, if a defect is discovered which causes Product(s) not to be in conformance with the Specifications which was not reasonably discoverable upon Quality Testing by Customer and was in no way caused by Customer (“Latent Defect”), Customer shall submit a Quality Claim to notify Roche of this Latent Defect. Any Quality Claims shall indicate in reasonable specificity the non-conforming characteristics of the Products. As promptly as possible after a submission of a Quality Claim by Customer, the Parties will work together cooperatively and in good faith to investigate and determine whether the Product meets the Roche Specifications, not any Customer specific requirements. Customer shall have no obligation to pay for the Products that are subject to the Quality Claims pending resolution of this investigation.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

b.	If this joint investigation confirms (i) the stated Quality Claim, and (ii) that the stated Quality Claim is Roche’s responsibility (a “Confirmed Claim”), then Roche shall, at Roche’s option: (1) if payment has already been made by Customer, provide Customer with a refund of the full amount paid by Customer for the non-conforming Products or issue Customer a credit against future billings equal to the full amount paid by Customer for the non-conforming Products, or (2) replace such defective or non- conforming Products with Products that conform to Specifications. The foregoing shall be Roche’s sole and exclusive liability, and Customer’s sole and exclusive remedies with respect to Products determined to be Confirmed Claims. If the stated Quality Claim either is determined not to be valid or is determined not to be Roche’s responsibility, then Customer shall accept and pay for the Products that were subject to the Quality Claim, and shall pay Roche’s reasonable costs of such joint investigation. If the stated Quality Claim is determined to be valid and Roche’s responsibility, then Roche shall pay Customer’s reasonable costs of such joint investigation.

c.	Roche, at its option, may require that Customer return Products that are Confirmed Claims to Roche or dispose, in accordance with all applicable laws, of Products that are Confirmed Claims. Roche shall pay for all shipping costs of returning Products that are Confirmed Claims, or for all disposal costs incurred by Customer in connection with the disposal of Products that are Confirmed Claims. In the event Roche requests that Products that are Confirmed Claims be returned to Roche, Roche shall bear the risk of loss for such Products from the time such Products are picked up at Customer’s premises for return delivery.

7.	FAILURE TO SUPPLY. In the event either Party anticipates that a disruption, shortfall, or cessation in supply of Product by Roche is likely to occur for any reason, such Party shall promptly notify the other Party, and the Parties shall discuss in good faith appropriate steps to alleviate such a shortfall. If Roche fails, for any reason, to deliver at least one hundred percent (100%) of the Product ordered by Customer on the agreed upon delivery date at Customer’s designated facility, and fails to cure such failure within forty-five (45) days (a “Failure to Supply”), Customer shall have the right to cancel all or any part of the corresponding Purchase Order.

8.	PAYMENT TERMS. All payments are due thirty (30) days from the Roche invoice date.

9.	TAXES. All sales taxes, value added taxes, duties, levies, surcharges or other similar charges and any penalties levied thereon that relate to any amounts paid for the Products hereunder shall be the responsibility of, and paid by, Customer. If Roche is required to pay any of these amounts, Customer shall reimburse Roche therefor or provide Roche at the time the order is submitted an exemption certificate or other document acceptable to the authority that is imposing the payment.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

10.	WARRANTY. Any and all warranties which may be provided with respect to any particular Product are detailed in the applicable Schedule and/or on the Product packaging/labeling, except that all warranties shall be voided upon any reformulation or chemical or other alteration or any other improper use or storage of a Product by Customer or its Affiliates or representatives. Any warranty provided with respect to any Product will begin on the date of shipment for that Product. CUSTOMER EXPRESSLY ACKNOWLEDGES AND AGREES THAT ROCHE MAKES NO OTHER REPRESENTATIONS GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, REPRESENTATIONS, GUARANTEES OR WARRANTIES AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF PRODUCTS. Each Party further warrants that it will comply with all applicable laws and regulations with respect to its duties and obligations under this Agreement.

11.	FIELD OF USE AND LIMITATIONS ON RESALE [B2C] Resale of Products are prohibited. All Products are intended for use solely by Customer. Products may not in any circumstances be resold by Customer without the prior written consent of Roche.

12.	REGULATORY REQUIREMENTS. Unless explicitly stated otherwise in the Product labeling, Customer acknowledges that the Products under this Agreement are manufactured for “Research Use Only,” and are intended solely for use in basic or applied laboratory research, including the evaluation of the design, limited-scale performance, or usability of the product. Customer acknowledges that the Products are not intended to be used in clinical diagnostic, prognostic, or therapeutic indications. Customer's acknowledgment in the previous sentences recognizes the regulatory requirements of Roche, but it is not intended to limit the rights and obligations of Customer under the Clinical Laboratory Improvement Amendments (CLIA) of 1988 and its subsequent amendments, as well as any other state and local requirements. Notwithstanding the foregoing, Customer is solely responsible for obtaining all requisite regulatory approvals and clearances and any other approvals, consents or other authorizations necessary for using such Products for any diagnostics purposes.

13.	LABELING. Products (both kit and kit components) will be provided with standard label design and content unless otherwise noted in the applicable Schedule.

14.	PACKAGING. Roche will design Product packaging configuration of best fit unless otherwise noted in the applicable Schedule.

15.	QUALITY TESTING AND CERTIFICATE OF ANALYSIS. Products will be subject to standard functional and contamination testing and accompanied by a standard Certificate of Analysis unless otherwise noted in the applicable Schedule.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

16.	INTELLECTUAL PROPERTY.

a.	Background IP. Subject only to the rights expressly granted under this Agreement, each Party shall retain all rights, title and interests in and to its Background IP, where “Background IP” means all intellectual property or intellectual property rights: (i) developed, owned or controlled by a Party as of the Effective Date of this Agreement; and/ or (ii) any additional feature or functionality, or any enhancement, refinement or advancement of any existing or additional feature or functionality of a Party’s Background IP to the extent such subsection (ii) intellectual property or intellectual property rights are solely developed by or for such Party and do not arise from or include Confidential Information of the other Party.

b.	Improvements. Each of the Parties acknowledges and agrees that (i) ownership of improvements in and to the Products shall be determined in accordance with inventorship according to United States patent laws (each a “Product Improvement”); and (ii) any such Product Improvements to Products, and any modifications or improvements to workflows using Products, whether made by or on behalf of Customer, solely or jointly, shall remain exclusive to Customer, and shall constitute Customer Confidential Information (each, a “Customer Improvement”).

c.	No Other Rights – Roche. Unless specifically granted otherwise, nothing contained in this Agreement shall be construed to grant Customer a license or in any way give ownership to any Roche-owned intellectual property or intellectual property rights, or any intellectual property or intellectual property rights owned by any Roche Affiliate or any third party.

d.	No Other Rights – Customer. Unless specifically granted otherwise, nothing contained in this Agreement shall be construed to grant Roche a license or in any way give ownership to any Customer-owned intellectual property or intellectual property rights, or any intellectual property or intellectual property rights owned by any Customer Affiliate or any third party.

17.	DEFAULT. A Party is in default under this Master Agreement if: (a) such Party does not perform any of its material obligations under the Master Agreement and this failure continues for forty-five (45) days after written notification of such failure; (b) such Party notifies the other Party that it does not intend to perform its obligations under this Master Agreement; (c) Customer or any Customer Affiliate offers Products for resale other than as allowed by this agreement; or (d) Roche’s disclosure of any Customer Improvement to a third party without Customer’s prior written consent to such disclosure.

18.	REMEDIES.

a.	Default by Roche. In the event of a default by Roche, Customer may (1) terminate this Master Agreement, with Roche remaining liable for all obligations which have not yet been met under the Master Agreement or any Schedule, and (2) exercise any and all other remedies available at law or in equity. Customer agrees that it will remain obligated to pay all sums owed to Roche prior to the date of termination and for any deliveries/fulfillment of obligations after the date of termination.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

b.	Default by Customer. In the event of a default by Customer, Roche may (1) terminate the Master Agreement and all Schedules, and collect all amounts owing or that become due under the Master Agreement and Schedules, including a late payment charge of [***] per month or the highest rate permitted by law, whichever is less; (2) if Products purchased during the then-current period are subject to tiered pricing based on Customer’s purchase volumes, retroactively bill Customer for Products to reflect actual Customer purchase volumes during such period; (3) require Customer to pay immediately the greater of (i) the difference between the applicable Annual Commitment and the amount of Products actually purchased by Customer and invoiced by Roche during such period, or (ii) the difference between the amount of Products subject to binding forecasts and the amount of Products actually purchased by Customer and invoiced by Roche during such period, if any; and (4) exercise any and all other remedies available at law or in equity.

c.	Cumulative Rights. All of the remedies available are cumulative and may be exercised in any order.

d.	Other Expenses. The defaulting Party agrees to reimburse the non-defaulting Party for all costs, expenses and damages, including reasonable attorney’s fees and all other expenses of collection incurred by the non-defaulting Party.

19.	INDEMNITY / LIMITATION OF LIABILITY.

a.	Indemnification by Roche. Roche agrees to indemnify and hold Customer, its directors, officers, employees, agents, successors and assigns harmless from all liabilities, including reasonable attorneys’ fees, arising out of any claim by a third party to the extent resulting from one or more of the following: (i) Roche’s gross negligence or willful misconduct, (ii) Roche’s breach of its warranties set forth herein, or (iii) Roche’s material failure to perform its duties or obligations as set forth in this Master Agreement or any Schedule, except, in each case, to the extent related to Customer’s negligence or willful misconduct.

b.	Indemnification by Customer. Customer agrees to indemnify and hold Roche and its Affiliates, and their respective directors, officers, employees, agents, successors and assigns harmless from all liabilities, including reasonable attorneys’ fees, arising out of any claim by a third party to the extent resulting from one or more of the following: (1) Customer’s gross negligence or willful misconduct, (ii) Customer’s material failure to perform its duties or obligations as set forth in this Master Agreement or any Schedule, or (iii) the misuse, alteration or improper storage or handling of any Product(s) provided under this Master Agreement or any Schedule by Customer, or any Affiliate or representative of Customer, except, in each case, to the extent related to Roche’s negligence or willful misconduct. Additionally Customer agrees to indemnify and hold Roche harmless from all liabilities, including reasonable attorneys’ fees, to the extent arising as a result of use of non-Roche products, provided that the foregoing indemnification obligation will not apply to the extent such use of non-Roche products is authorized by Roche, is specified in Roche product manuals or literature, or is reasonably expected given the advertised or expected uses of the Product/s.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

c.	Third Party Claim of Infringement. If a claim of patent infringement or misappropriation or wrongful use of a trade secret or other proprietary right is brought against a Party hereto in any country by reason of any act conducted in the furtherance of this Master Agreement or any of its Schedules, or if a Party becomes aware of any act potentially infringing a patent or other proprietary right owned by a third party in any country related to the subject matter of this Master Agreement or any of its Schedules, such Party shall promptly give notice thereof to the other Party. Each Party shall indemnify, defend and hold harmless the other Party and its Affiliates, directors, officers, employees, agents, successors and assignees against any damages, costs, expenses and liabilities (including reasonable attorneys’ fees and expenses) arising out of a third party claim of patent infringement or misappropriation or wrongful use of a trade secret or other proprietary right to the extent that such damages, costs, expenses or liabilities are caused by the indemnifying Party’s products or actions in the furtherance of this Master Agreement or any of its Schedules. Notwithstanding the foregoing, Roche shall not be required to indemnify, defend or hold harmless any person under this paragraph with respect to the Products to the extent such claim is related to any combination, modification or other alteration made or action taken after delivery of the Products,

d.	Indemnity Procedures. In any claim for indemnification (an “Indemnity Claim”), the indemnified Party agrees to give the indemnifying Party prompt written notice of any matter upon which such indemnified Party intends to base such a claim under this Agreement. Counsel shall be selected by the indemnifying Party. The indemnified Party may, at its sole option and expense, participate in such defense with counsel of its own selection, and further agrees to fully cooperate in the conduct of any such defense. With respect to any Indemnity Claim relating solely to the payment of money damages and which could not result in the indemnified Party’s becoming subject to injunctive or other equitable relief or otherwise adversely affect the business of the indemnified Party in any commercially significant manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the indemnified Party hereunder, the indemnifying Party shall have the sole right to defend, settle or otherwise dispose of such Indemnity Claim, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate; provided that the indemnifying Party shall provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement shall obtain the written release of the indemnified Party from the Indemnity Claim. The indemnifying Party shall obtain the written consent of the indemnified Party, such consent not to be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any Indemnity Claim if as a result thereof the indemnified Party would become subject to injunctive or other equitable relief or the business of the indemnified Party would be adversely affected in any manner. In the event that any such indemnity obligation shall be apportioned greater than 50% to any Party, that Party shall have the right to control the Indemnity Claim, subject to the participation and involvement of the other Party. EXCEPT FOR A BREACH OF ARTICLE B.23, CONFIDENTIALITY, AND WITHOUT LIMITING EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

20.	TERM AND TERMINATION. The initial term (“Term”) of this Agreement shall begin on the Effective Date and shall continue until the third anniversary of the Effective Date. Thereafter, this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term”), unless earlier terminated as provided below in this Section, or unless one Party notifies the other in writing of its election not to renew no less than ninety (90) days prior to the end of the Term or the then current Renewal Term, as the case may be.

a.	This Agreement may be terminated at any time upon the mutual agreement of both Parties in writing.

b.	In the event of a Default under this Master Agreement or any Schedule, by either Party, as provided in Article B.18, Default, then the other Party may terminate this Agreement.

c.	This Agreement shall terminate automatically if such Party becomes insolvent, dissolves or is dissolved, assigns its assets for the benefit of creditors or enters voluntarily into any bankruptcy or reorganization proceeding (or has failed for a period of at least sixty (60) days to dismiss any bankruptcy or reorganization proceeding that was filed against such Party involuntarily) or admits in writing its inability to pay its debts.

Termination of this Agreement, for any reason, shall not release any Party from any liability or any obligation which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination. In addition, termination of this Agreement shall not preclude either Party from pursuing any rights and remedies it may have hereunder at law or in equity, subject to any limitations set forth herein.

21.	ASSIGNMENT. Neither this Agreement nor any of the rights, interests nor obligations hereunder may be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that either Party may assign or otherwise transfer this Agreement to any Affiliate or to any to a successor who purchases all or substantially all of such Party’s business, whether by merger, purchase of assets or stock or other transaction or series of transactions without consent, and agrees to be bound by the terms and conditions of this Agreement on a going-forward basis. Such assigning or transferring Party shall give the other Party prompt written notice of such assignment or other transfer, and shall remain liable to the other Party for compliance with the terms and conditions of this Agreement prior to the effective date of such assignment or other transfer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assignees, and no other person shall have any right, benefit or obligation under this Agreement as a third-party beneficiary or otherwise. Any assignment in violation of this Section is void.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

22.	CREDIT INFORMATION. Customer agrees to provide Roche with complete and accurate financial statements and other financial information that Roche reasonably requests from time to time, and Customer understands that Roche will obtain credit bureau reports and make credit inquiries as necessary. All financial information provided to Roche will be treated as confidential.

23.	CONFIDENTIALITY. In the event that the Parties exchange Confidential Information, the following terms shall govern:

a.	Confidentiality and Restricted Use. Each Receiving Party of Confidential Information hereunder acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that, for a period of five (5) years following the expiration or termination of this Agreement, such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than in furtherance of such Party’s performance of its obligations hereunder; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any person or entity, except (1) in each case as otherwise expressly permitted by the terms of this Agreement, (2) with the prior written consent of an authorized representative of the Disclosing Party, or (3) its employees, officers, directors, managers, and professional advisors who have a need to know such information to perform such Party’s obligations under this Agreement and who are bound by a legal, ethical or contractual obligation at least as stringent as those contained herein to not use and keep confidential such Confidential Information.

b.	Exceptions. The restrictions set forth above do not apply to that part of the Confidential Information of a Disclosing Party that the Receiving Party demonstrates (i) was, is or becomes generally available to the public other than as a result of a breach of this paragraph by the Receiving Party or its Affiliates or other representatives; (ii) was or is developed by or for the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (iii) was, is or becomes available to the Receiving Party on a non-confidential basis from a third party not bound by a confidentiality agreement or any legal, fiduciary, or other obligation restricting disclosure.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

c.	Legal Proceedings. If the Receiving Party becomes compelled in any legal proceeding or is requested by a governmental body having the requisite legal or regulatory jurisdiction and authority, the Receiving Party shall provide the applicable Disclosing Party with prompt notice of such compulsion or request (if permitted by law) so that it may seek an appropriate remedy or waive compliance with the provisions of this paragraph. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose or that has been requested by such governmental body; provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any person, entity or governmental body to whom any Confidential Information is so disclosed. The provisions of this paragraph do not apply to any legal proceedings between the Parties to this Agreement.

d.	Return or Destruction of Confidential Information. Upon expiration or earlier termination of this Agreement, the Receiving Party shall promptly deliver to the Disclosing Party all Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of the Disclosing Party, destroy all such Confidential Information and certify such destruction in writing to the Disclosing Party; provided, however, that the Receiving Party may retain one copy of such Confidential Information in its legal department solely to facilitate the resolution of any controversies after the Disclosing Party’s Confidential Information is returned.

24.	GOVERNING LAW, VENUE, and RIGHT TO JURY TRIAL. Customer agrees that the internal laws of the State of New York, without regard to choice of law principles, will govern this Master Agreement and all Schedules hereto, and any disputes concerning the subject matter addressed herein, and Customer consents to the exclusive jurisdiction of and venue in any state or federal court located within the State of New York. Each Party expressly waives its rights to trial by jury.

25.	FORCE MAJEURE. Either Party’s obligations under this Agreement shall be suspended in the event that Party is hindered or prevented from complying with its obligations because of labor disturbances, wars, acts of domestic or international terrorism, fires, storms, earthquakes, accidents, floods, droughts, global health emergencies or pandemics (including the COVID-19 global pandemic), interferences or any other cause beyond its reasonable control.

26.	ENTIRE AGREEMENT. Customer agrees that the terms and conditions in this Master Agreement and each Schedule (together with any attachments or exhibits thereto), if any, make up the entire agreement between Customer and Roche with respect to the subject matter hereof. In the event of a conflict between the terms of this Master Agreement and any Schedule (or any attachments or exhibits to a Schedule), the terms of the applicable Schedule shall control. The terms and conditions contained in any Purchase Order sent by Customer shall not apply.

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

27.	NOTICES. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall specifically refer to this Agreement. Notices shall be sent via one of the following means and will be effective (a) on the date of delivery, when delivered in person or by nationally recognized overnight courier service (costs prepaid); (b) on the date of receipt, if sent by a PDF image sent by email or other electronic transmission (with delivery confirmed); or (c) on the date received or rejected by the addressee, if sent by first class certified mail, return receipt requested (or its equivalent). Notices shall be sent to the other Party receiving the notice at its address shown on the face of this Master Agreement.

28.	USE OF TRADEMARK AND NAME. Customer may not use Roche’s or its Affiliates’ names or trademarks, or refer to or disclose the existence of this Agreement or the obligations performed hereunder, directly or indirectly, without the prior written consent of Roche’s Corporate Communications department, except as may be required by law or government regulation.

29.	NON-WAIVER. No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by a duly authorized representative of the Party claimed to have waived or consented.

30.	MISCELLANEOUS. The titles and headings used in this Agreement are for convenience only and shall not be used to interpret the terms and conditions of this Agreement. This Master Agreement is not binding on Roche until signed by an authorized representative of Roche. If either Party delays or fails to enforce any of its rights under this Master Agreement or any Schedule, such Party will be able to enforce its rights at a later time. The terms of this Master Agreement and all Schedules are Confidential Information and shall not be disclosed by either Party to any third party, except as may be required by law or government regulation.

31.	BUSINESS REVIEWS. During the Term, Customer and Roche will meet quarterly at a mutually agreeable time and place or by telephone to review and discuss, in good faith, Customer’s next pending Purchase Order, as well the Parties’ performance and any issues or concerns arising under this Agreement.

[SIGNATURE PAGE TO FOLLOW]

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

THE UNDERSIGNED, BEING DULY AUTHORIZED SIGNATORIES, AGREE TO ALL TERMS AND CONDITIONS SET FORTH HEREIN AND THEY HEREBY EXECUTE THIS MASTER AGREEMENT.

Caris MPI, Inc.	Roche Diagnostics Corporation

/s/ David D. Halbert	/s/ Lyndsi Matthews
Signature	Signature

David D. Halbert
Printed	Printed

CEO	Franchise Manager
Title	Title

6/25/2024	07/08/2024
Date	Date

THIS AGREEMENT HAS BEEN APPROVED BY THE ROCHE DIAGNOSTICS LEGAL DEPARTMENT.
ANY CHANGE TO THE AGREEMENT REQUIRES LEGAL DEPARTMENT APPROVAL.

SCHEDULE [Quote 5696054220]

EXHIBIT A: PRODUCTS AND PRICING

SCHEDULE [5696054220]

EXHIBIT B: FORECAST FOR FIRST TWELVE MONTHS